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                                                               EXHIBIT (h)(1)(d)

                                 AMENDMENT NO. 7
                                       TO
                             PARTICIPATION AGREEMENT

     This Participation Agreement (the "Agreement"), dated August 31, 1999, by and among AIM VARIABLE INSURANCE FUNDS ("AVIF"), a Delaware trust, INVESCO AIM DISTRIBUTORS, INC. ("AIM"), a Delaware corporation, THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company ("Life Company") and AMERICAN GENERAL EQUITY SERVICES CORPORATION ("Underwriter"), an affiliate of Life Company and the principal underwriter of the Contracts (collectively, the "Parties"), is hereby amended as follows:

     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS

ALL CONTRACTS FUNDED BY THE ACCOUNTS


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     All other terms and  provisions of the  Agreement not amended  herein shall remain in full force and effect.

     Effective Date: April 30, 2010

                                        AIM VARIABLE INSURANCE FUNDS
                                        (INVESCO VARIABLE INSURANCE FUNDS)


Attest:                                 By:
        -----------------------------          ---------------------------------
Name:   Peter Davidson                  Name:  John M. Zerr
Title:  Assistant Secretary             Title: Senior Vice President


                                        INVESCO DISTRIBUTORS, INC.


Attest:                                 By:
        -----------------------------          ---------------------------------
Name:   Peter Davidson                  Name:  John S. Cooper
Title:  Assistant Secretary             Title: President


                                        THE UNITED STATES LIFE INSURANCE
                                        COMPANY IN THE CITY OF NEW YORK


Attest:                                 By:
        -----------------------------          ---------------------------------
Name:                                   Name:
        -----------------------------          ---------------------------------
Title:                                  Title:
        -----------------------------          ---------------------------------


                                        AMERICAN GENERAL EQUITY
                                        SERVICES CORPORATION


Attest:                                 By:
        -----------------------------          ---------------------------------
Name:                                   Name:
        -----------------------------          ---------------------------------
Title:                                  Title:
        -----------------------------          ---------------------------------


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